UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 6, 2007 (February 1, 2007)

IPSCO INC.

(Exact name of registrant as specified in its charter)

Canada	001-14568	98-0077354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 Warrenville Road, Suite 500, Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:   (630) 810-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On February 1, 2007, Mr. Roger Tetrault submitted notice of his retirement and decision not to stand for re-election at the next annual meeting of shareholders of IPSCO Inc. (the “Company”), scheduled for April 26, 2007.  The retirement by Mr. Tetrault will be effective upon the election of directors at such meeting.  Mr. Tetrault has not expressed any disagreement with the Company’s operations, policies or practices. As a result of Mr. Tetrault’s retirement, the Board of Directors of the Company has reduced its size to 12 members, effective as of the date of the Company’s next annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPSCO Inc.

By:	/s/ Leslie T. Lederer
Vice President, General Counsel &
Corporate Secretary

DATED:  February 6, 2007